SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 12, 2003

(Date of earliest event reported)

Commission file number:  1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street

Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                      Expert Review of 23 Cardiac Cases at Doctors Medical Center of Modesto Concludes All Were Treated Appropriately

On November 12, 2003 Tenet Healthcare Corporation announced that an independent panel of cardiologists and cardiac surgeons has completed an in-depth review of the 23 cardiac care cases at Doctors Medical Center of Modesto challenged by Blue Cross of California and concluded that all 23 patients with heart disease had received appropriate medical treatment.  The press release is attached as Exhibit 99.1.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date:  November 12, 2003

EXHIBIT INDEX

99.1      Press Release issued on November 12, 2003